PROXY

                      THE READER'S DIGEST ASSOCIATION, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints each of Lynne V. Cheney, James E. Preston and Thomas O. Ryder as attorney and proxy, with full power of substitution, to represent the undersigned and vote as designated below all the shares of Class B Voting Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held November 12, 1999, and at any adjournments thereof, with all powers the undersigned would possess if personally present, on the proposals described in the Notice of Meeting and Proxy Statement of the Board of Directors and in accordance with the discretion of the Board of Directors on any other business that may come before the meeting.

      Please mark, date and sign your name exactly as it appears on this proxy card and return this proxy card in the enclosed envelope. For shares registered jointly, each joint owner should sign. Persons signing in a representative capacity (e.g., attorney, executor, administrator, trustee, guardian, etc.) or as an officer of a corporation should indicate their capacity, title or office.

                   THE PROXY IS CONTINUED ON THE REVERSE SIDE.

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.



(Back of Card)
                                                                       Please
                                                            [X]      mark your
                                                                      votes as
                                                                        this

                CLASS B COMMON


The Board of Directors recommends a vote FOR
Proposals 1, 2, 3, 4 and 5.
                                                              WITHHELD
                                                         FOR  FOR ALL
1. ELECTION OF DIRECTORS
    Nominees: Thomas O. Ryder, Lynne V. Cheney,
    M. Christine DeVita, James E. Preston,
    Lawrence R. Ricciardi, C. J. Silas, William J. White,
    Ed Zschau

WITHHELD FOR: (Write that nominee's name in the Space provided below.)

__________________________________________

2. Amendment of the 1994 Key Employee Long Term    FOR      AGAINST    ABSTAIN
Incentive Plan to increase the number of shares of Class A Nonvoting Common Stock available for awards under the plan.


3. Approval of the business criteria, maximum amount and eligible for performance shares under the1994 Key Employee Long Term Incentive Plan.


4. Approval of the business criteria, maximum amount and eligible employees for awards under the Senior Management Incentive Plan.


5. Amendment of the Company's Certificate of
Incorporation so that the issuance or sale of Class B Voting stock to any employee benefit plan will require approval by vote of the Class B
Voting Common Stock holders.


Receipt is hereby acknowledged of The Reader's Digest Association, Inc. Notice of Meeting and Proxy Statement.


Signature(s)_____________________________________________________     Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.